SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

U-STORE-IT TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6745 Engle Road Suite 300 Cleveland, OH	44130
(Address of principal executive offices)	(Zip Code)

(440) 234-0700

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2005, U-Store-It Trust (the “Company”) implemented the U-Store-It Trust Deferred Trustees Plan (the “Plan”), which Plan was previously approved by the Board of Trustees of the Company. The Plan, which is a component of the Company’s existing 2004 Equity Incentive Plan, is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), recently enacted under the American Jobs Creation Act of 2004.

Pursuant to the terms of the Plan, only non-employee members of the Board of Trustees are eligible to participate in the Plan. Each eligible trustee may elect to receive all of his or her annual cash retainers and meeting fees payable for service on the Board of Trustees or any committee thereof (“Compensation”) in the form of either all common shares or all deferred shares. The common shares or deferred shares granted in connection with the Plan will be granted pursuant to the Company’s 2004 Equity Incentive Plan (or any successor plan thereto which permits participation by trustees).

In the first calendar year (“Plan Year”) in which the participant becomes eligible to participate in the Plan, the participant may make an irrevocable deferral election, within 30 days after initial eligibility, to receive his or her annual Compensation in the form of deferred shares. The deferral election will only apply with respect to Compensation not yet earned by the trustee as of the date such trustee submits an election form. For each succeeding Plan Year, each eligible participant must make a new irrevocable deferral election for such Plan Year by timely delivering a new election form prior to the end of the Plan Year preceding the Plan Year in which the services to which the Compensation relate are to be performed.

Upon making a deferral election, the participant must also elect the date on which, or the event following which, distributions from his or her deferral account are to begin and the form in which distributions are to be made when due, which distributions may be in the form of a lump sum, annual installment payments over a period not to exceed three years, or a combination of a lump sum and annual installment payments over a period not to exceed three years.

The Company will establish a separate deferral account for each participant and from time to time enter therein the amount to be credited or debited to such participant’s deferral account. Each participant will be 100% vested in his or her deferral account. Participants will be entitled to receive, upon the Company’s payment of a cash dividend on outstanding common shares, dividend equivalents for each deferred share that such participant holds as of the record date for such dividend in an amount equal to the per-share dividend paid on the common shares.

The Plan will be administered by the Company; however, the Company has the authority to appoint a committee to carry out, on behalf of the Company, any one or more of its authorities, powers, and responsibilities with respect to the Plan. Pursuant to the terms of the Plan, the Company is responsible for all reasonable administrative expenses of the Plan.

The foregoing summary of the Plan is qualified in its entirety by the full terms and conditions of the Plan, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.1	U-Store-It Trust Deferred Trustee Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: June 6, 2005	By:	/s/ Steven G. Osgood
Steven G. Osgood
President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	U-Store-It Trust Deferred Trustee Plan